Exhibit (23)(a)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-152800) and S-3 (Nos. 333-52560, 333-153353, 333-155293, 333-119255, and 333-119256) of CMS Energy Corporation of our report dated March 1, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
March 1, 2010